UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

(Name of Registrant as Specified in Its Charter)

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August 15, 2011

Dear Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders to be held on September 28, 2011, at 8:00 AM local time at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121. The meeting will include a discussion and voting on matters set forth in the accompanying Notice of Special Meeting.

The Notice of Special Meeting and a proxy statement, which describe the formal business to be conducted at the meeting, follow this letter.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote. After reading the proxy statement, please submit your proxy as promptly as possible by following the instructions on the enclosed proxy card.

We look forward to seeing you at the meeting.

Sincerely yours,

Alexis V. Lukianov

Chief Executive Officer and Chairman of the Board

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held September 28, 2011

The Special Meeting of Stockholders of NuVasive, Inc. (the “Company”) will be held on September 28, 2011, at 8:00 AM local time at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, as more fully described in the accompanying proxy statement:

1.  To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 70,000,000 shares to 120,000,000 shares.

2.  To approve, pursuant to NASDAQ Marketplace Rule 5635, the issuance of our common stock upon the conversion of our Series A participating preferred stock. The Series A participating preferred stock would be issued upon the potential exercise of warrants issued by us in connection with our recent sale of 2.75% Convertible Senior Notes due 2017.

3.  To approve any adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposals.

4.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on August 8, 2011 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

The Board of Directors unanimously recommends that you vote “FOR” each of the Proposals

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov

Chief Executive Officer and Chairman of the Board

San Diego, California

August 15, 2011

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, CA 92121

(858) 909-1800

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 28, 2011

GENERAL

This proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders on or about August 16, 2011. NuVasive, Inc. (the “Company”) made these materials available to you on the internet, and we have delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Special Meeting of Stockholders to be held on September 28, 2011, at 8:00 AM local time, at the Company’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121, and at any adjournments or postponements thereof (the “Special Meeting”). This proxy statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. You do not need to attend the Special Meeting in person to vote your shares.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

1.	What is the purpose of the Special Meeting?

You will be voting on each of the following items of business: (i) approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 70,000,000 shares to 120,000,000 shares (“Proposal No. 1”); (ii) approval, pursuant to NASDAQ Marketplace Rule 5635, of the issuance of our common stock upon the conversion of our Series A participating preferred stock; the Series A participating preferred stock would be issued upon the potential exercise of warrants issued by us in connection with our recent sale of 2.75% Convertible Senior Notes due 2017 (“Proposal No. 2” and together with Proposal No. 1, the “Proposals”); (iii) approval of any adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 and Proposal No. 2; and (iv) any other business that may properly come before the Special Meeting or any adjournments or postponements thereof. We do not expect any matters to be presented for action at the Special Meeting other than the items described in this proxy statement. The Board unanimously recommends that you vote “FOR” each of the proposals.

2.	Who is soliciting the proxies?

The proxies for the Special Meeting are being solicited by the Board.

3.	Why are we seeking stockholder approval for Proposal No. 1 and Proposal No. 2?

As more fully described in the section titled “The Transactions,” in June 2011, we issued $402,500,000 aggregate principal amount of our 2.75% Convertible Senior Notes due 2017 (the “Notes”), which are convertible into shares of our common stock, and warrants (the “Warrants”) that are exercisable into shares of a new series of our preferred stock, called the Series A participating preferred stock (the “Series A Preferred Stock”). Subject to stockholder approval of the Proposals, the Series A Preferred Stock will convert into shares of our common stock.

Currently, we do not have a sufficient number of shares of our common stock authorized for issuance to cover the conversion and settlement of all shares, including the potential conversion and settlement of the Notes and Series A Preferred Stock into shares of our common stock issuable upon exercise of the Warrants. Therefore, we are asking that our stockholders approve an amendment to increase the number of authorized shares of common stock from 70,000,000 to 120,000,000 shares for the purpose of allowing the Notes to be converted into common stock, allowing the Series A Preferred Stock issuable upon exercise of the Warrants to be converted into common stock and for other general corporate purposes, including, but not limited to, possible future stock splits, financing transactions, strategic transactions and potential acquisitions.

In addition, our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”), and we are subject to the NASDAQ rules and regulations. NASDAQ Marketplace Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Initially, the Warrants are exercisable into 477,654 shares of our Series A Preferred Stock, subject to customary anti-dilution adjustments, at an exercise price of $988.51 per share. Each share of Series A Preferred Stock will initially convert into 20 shares of our common stock for an approximate potential issuance of up to 9,553,081 shares of our common stock at an initial effective conversion price of $49.43 per share. However, the conversion rate and the effective conversion price are subject to potential further adjustment, the most significant of which would only take effect if the underlying shares lose the ability to be freely traded on the market. This would occur if shares of our common stock become restricted, which generally only results from us ceasing to be listed on a securities exchange or us otherwise losing the ability to register shares of our common stock for resale or trading. Accordingly, taking potential adjustments into consideration (including adjustments based on the issuance of the underlying shares being restricted securities), the Warrants may be exercisable for up to approximately 19.l million shares of our common stock at an effective conversion price less than the market value per share of our common stock on the date the Warrants were issued.

Accordingly, we may be required to issue 20% or more of our common stock for less than the market value of our common stock upon the conversion and settlement of our Series A participating preferred stock issuable upon exercise of the Warrants. This calculation is based on the current number of shares of our common stock outstanding and commitments to potentially issue additional shares of our common stock, as more fully described in the sections titled “The Transactions” and “Proposal 1.” Therefore, we are asking our stockholders to approve the issuance of 20% or more of our outstanding common stock in accordance with the NASDAQ Marketplace Rule 5635(d).

4.	What will be the consequences to us if stockholder approval of Proposal No. 1 and Proposal No. 2 is not obtained?

With respect to the Notes, the Notes will not be convertible into our common stock, and we will be required to satisfy our conversion obligation solely in cash rather than cash, shares of our common stock or a combination of cash and shares of our common stock, each of which would be available if we receive stockholder approval.

With respect to the Warrants, the Series A Preferred Stock issuable upon settlement of the Warrants will not convert into shares of our common stock and beginning on June 1, 2012, cash dividends will accumulate on the shares of Series A Preferred Stock at a rate of up to 16% per annum for so long as such shares remain outstanding. In addition, upon exercise, the Series A Preferred Stock will remain outstanding and include those rights and preferences set forth in the Series A Preferred Stock Certificate of Designations, including, but not limited to rights ranking senior to our common stock with respect to dividends and liquidation rights, as further described in the section titled “The Transactions — Call Option and Warrants.”

5.	How do I get electronic access to the proxy materials?

This proxy statement, along with the proxy card or voting instruction card, will provide you with instructions regarding how to:

•	View our proxy materials for the Special Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

6.	Who is entitled to vote?

Only holders of record of outstanding shares of our common stock at the close of business on August 8, 2011, are entitled to notice of and to vote at the Special Meeting. At the close of business on August 8, 2011, there were 39,894,251 outstanding shares of common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting, and for 10 days prior to the Special Meeting at 7475 Lusk Boulevard, San Diego, California 92121, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

7.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may vote by proxy over the internet or by mail or telephone by following the instructions provided in the proxy materials provided to you. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Special Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may also vote by proxy over the internet or by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Therefore, your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on the proposal to your broker. If your shares are held in street name, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Special Meeting.

Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Special Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Secretary at 7475 Lusk Boulevard, San Diego, CA 92121 or (b) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person.

9.	How are the votes counted?

For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. In addition, broker non-votes are counted as present or represented for purposes of determining the presence of a quorum.

10.	What vote is needed to approve each of the proposals?

Vote Required for Proposal No. 1.    The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 70,000,000 shares to 120,000,000 shares requires the affirmative “FOR” vote of a majority of the shares outstanding and entitled to vote at the Special Meeting. Accordingly, abstentions and broker non-votes will have the effect of a vote AGAINST Proposal No. 1.

Vote Required for Proposal No. 2.    The approval of, pursuant to NASDAQ Marketplace Rule 5635, the issuance of our common stock upon the conversion of our Series A participating preferred stock issuable upon exercise of the Warrants issued by us in connection with our Notes, requires the affirmative “FOR” vote of a majority of the votes cast in person or by proxy at the Special Meeting. Accordingly, abstentions and broker non-votes will have no impact on the approval of Proposal No. 2

Votes Required for all other Proposals.    The approval of all other proposals requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Special Meeting.

Effect of Broker Non-Votes.    Although, as noted above, broker non-votes will be counted for purposes of establishing a quorum, they will not be counted as voting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner. Proposal No. 1 is a routine matter under the rules that govern proxy voting by brokers. Accordingly, brokers will be permitted to vote on this proposal even without receiving voting instructions, and thus we do not expect broker non-votes with respect to this proposal. Proposal No. 2 is a non-routine matter under the rules that govern proxy voting by brokers. Accordingly, brokers will not be permitted to vote on this proposal without receiving voting instructions, and thus we expect there may be broker non-votes with respect to this proposal. Proposal No. 3 is a routine matter under the rules that govern proxy voting by brokers because at least one other proposal is a routine matter. Thus, we do not expect broker non-votes with respect to this proposal.

11.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

12.	How many shares must be present to hold the Special Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Special Meeting must be present in person or by proxy in order for there to be a quorum at the Special Meeting. Both broker non-votes (discussed in Question 7 and Question 10) and stockholders of record who are present at the Special Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting, will be included in the number of stockholders present at the Special Meeting for purposes of determining whether a quorum is present.

13.	Who pays the costs of the proxy solicitation?

We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. We will, if requested, also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. We have retained Georgeson, Inc. to assist in the solicitation of proxies in connection with the Special Meeting. We will pay such firm customary fees expected to be no more than $8,500 plus expenses.

14.	Could other matters be decided in the Special Meeting?

We are not aware, as of the date hereof, of any matters to be voted upon at the Special Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Special Meeting, the persons named as proxy holders (Alexis V. Lukianov and Jason M. Hannon) will have the discretionary authority to vote the shares represented by the proxy card on those matters.

15.	Where can I find the voting results of the Special Meeting?

We intend to announce the final voting results at the Special Meeting and publish the final results in our Current Report on Form 8-K within four business days of the Special Meeting, unless final results are unavailable in which case we will publish the preliminary results in such Current Report on Form 8-K. If final results are not filed with our Current Report on Form 8-K to be filed within four business days of the Special Meeting, the final results will be published in an amendment to our Current Report on Form 8-K within four business days after the final voting results are known.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 28, 2011

This Proxy Statement is available at www.proxydocs.com/nuva.

THE TRANSACTIONS

Notes

On June 28, 2011, we issued $402,500,000 aggregate principal amount of our 2.75% Convertible Senior Notes due 2017 (the “Notes”) pursuant to an indenture by and between us and U.S. Bank National Association as the trustee (the “Indenture”). We issued the Notes in an underwritten public offering pursuant to our effective Registration Statement on Form S-3 (No. 333-175045) (the “Registration Statement”), including the preliminary prospectus contained therein filed by us with the Securities and Exchange Commission (“SEC”). The Notes bear interest at a rate of 2.75% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2012. The Notes will mature on July 1, 2017, unless earlier converted or repurchased. The Notes are our general unsecured obligations, ranking equal in right of payment to all of our existing and future senior indebtedness, senior in right of payment to all of our future subordinated indebtedness, effectively subordinate in right of payment to all of the future indebtedness and other liabilities of our subsidiaries and effectively subordinate to any of our future secured indebtedness to the extent of the collateral securing such debt.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding January 1, 2017 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2011 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day; or (3) upon the occurrence of specified corporate events, including, but not limited to, a change of control, the distribution to all or substantially all holders of our common stock of certain rights or warrants, capital stock (including the stock of any subsidiary), indebtedness or assets, cash dividends, subdivisions or combinations of our common stock and certain issuer tender or exchange offers. On or after January 1, 2017 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing conditions.

Subject to satisfaction of certain conditions, the Notes may be converted into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election; provided, however, unless we receive stockholder approval for the Proposals, we must settle any conversion of Notes by cash settlement only.

The initial conversion rate of the Notes is 23.7344 shares of our common stock per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $42.13 per share resulting in an issuance of approximately 9,553,081 shares of our common stock. However, pursuant to the terms of the Notes, the conversion price is subject to further adjustment, including adjustments that could potentially result in a minimum conversion price of approximately $32.41 per share resulting in an issuance of approximately 12,419,006 shares of our common stock. These adjustments to the conversion rate of the Notes could occur based on our undertaking of specific events whereby the holders of the Notes do not have the right to participate, including, but not limited to, certain issuances of stock dividends on our common stock, the distribution to all or substantially all holders of our common stock of certain rights or warrants, capital stock (including the stock of a subsidiary), indebtedness or assets, cash dividends, subdivisions or combinations of our common stock and certain payments in respect of a tender or exchange offer for our common stock.

The preceding description is a summary of the principal terms of the Notes. While we believe that the summary above describes the material terms of the Notes necessary for you to make a voting decision for the purposes of Proposal No. 1, it may not contain all of the information that is important to you, and is qualified in its entirety by reference to the Indenture, which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on June 29, 2011. We encourage you to read the Indenture in its entirety. For more information about accessing this and other information that we file with the SEC, please see the section titled “Where You Can Find More Information” below.

Call Option and Warrants

In connection with the issuance of the Notes, we entered into call option transactions (collectively the “Call Option Confirmations”) with each of Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Bank of America”) and Goldman, Sachs & Co. (“Goldman”), related to the issuance of the Notes. The Call Option Confirmations cover the same number of shares of our common stock underlying the Notes. We also entered into separate warrant transactions (the “Warrant Confirmations” and, with the Call Option Confirmations, collectively, the “Confirmations”) with each of Bank of America and Goldman pursuant to which we issued warrants (the “Warrants”) that are exercisable into a number of shares of a new series of our preferred stock, called the Series A participating preferred stock (the “Series A Preferred Stock”), based on the amount, if any, by which the market price per share of our common stock exceeds the strike price of the Warrants during a measurement period at the maturity of the Warrants. Initially, the Warrants are exercisable into 477,654 shares of our Series A Preferred Stock, subject to potential anti-dilution adjustments, at an exercise price of $988.51 per share. Each share of Series A Preferred Stock will initially be subject to conversion into 20 shares of our common stock for an approximate issuance of up to 9,553,081 shares of our common stock at an initial effective conversion price of $49.43 per share. However, the conversion rate and the effective conversion price are subject to potential further adjustment, the most significant of which would only take effect if the underlying shares lose the ability to be freely traded on the market. This would occur if shares of our common stock become restricted, which generally only results from us ceasing to be listed on a securities exchange or us otherwise losing the ability to register shares of our common stock for resale or trading. Accordingly, taking potential adjustments into consideration (including adjustments based on the issuance of the underlying shares being restricted securities), the Warrants may be exercisable for up to approximately 19.l million shares of our common stock at an effective conversion price less than the market value per share of our common stock on the date the Warrants were issued.

Pursuant to the terms of the Notes and Warrants, we agreed to use our best efforts to hold a meeting of our stockholders as soon as practicable, but not later than June 1, 2012, at which we would seek to obtain the requisite stockholder approvals to authorize the conversion and settlement of the Series A Preferred Stock issuable upon exercise of the Warrants into our common stock pursuant to NASDAQ Marketplace Rule 5635. If we obtain the necessary stockholder approval, each share of Series A Preferred Stock outstanding on the approval date or issued following the approval date will convert into shares of our common stock.

If we have not received stockholder approvals before the Warrants are settled, then beginning on June 1, 2012 the shares of Series A Preferred Stock will accumulate cash dividends at a dividend rate of up to 16% per annum for as long as such shares remain outstanding. In addition, the Series A Preferred Stock will have additional rights and preferences, set forth in that certain Certificate of Designations we filed on June 28, 2011 with the Secretary of State of the State of Delaware (the “Certificate of Designations”), including, but not limited to the following:

•	dividend rights;

•	preferences upon certain liquidation events;

•	rights ranking senior to our common stock with respect to dividend and liquidation rights;

•	supermajority voting rights;

•	representation on our board of directions in the event of non-payment of required dividends;

•	conversion rate adjustments; and

•	will become transferable to qualified institutional buyers.

Upon issuance, the Series A Preferred Stock will have no maturity date, will not be redeemable at our option at any time and will not be subject to repurchase at the option of holders at any time. In addition, the Series A Preferred Stock will not be subject to the operation of a sinking fund. Accordingly, our Series A Preferred Stock, after issuance upon exercise of the Warrants, will remain outstanding indefinitely unless we receive the necessary stockholder approval described in this proxy statement.

Subject to the receipt of the necessary stockholder approvals, the transactions related to the Warrants will have a dilutive effect on the Company’s common stock if the market value of the Company’s common stock issuable upon exercise of the Warrants exceeds the applicable strike price of the Warrants. However, subject to certain conditions, the Company may elect to settle the Warrants in cash.

The preceding description is a summary of the principal terms of Series A Preferred Stock to be issued in connection with settlement of the Warrants. While we believe that the summary above describes the material terms of the Warrants and Series A Preferred Stock necessary for you to make a voting decision for the purposes of Proposal No. 2, it may not contain all of the information that is important to you, and is qualified in its entirety by reference to the Confirmations, which are included as exhibits to our Current Report on Form 8-K filed with the SEC on June 29, 2011 and the Certificate of Designations, which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on June 29, 2011. We encourage you to read the Confirmations and Certificate of Designations in their entirety. For more information about accessing this and other information that we file with the SEC, please see the section titled “Where You Can Find More Information” below.

Special Meeting of Stockholders

We are seeking to obtain the requisite stockholder approval to (i) amend our Restated Certificate of Incorporation to increase the number of authorized but unissued shares of our common stock to permit (1) the conversion and settlement of all Notes into shares of our common stock, and (2) the conversion and settlement, through the delivery of shares of our common stock, of the maximum number of shares of the Series A Preferred Stock issuable upon exercise of the Warrants and (3) for other general corporate purposes, including but not limited to possible future stock splits, financing transactions, strategic transactions and potential acquisitions and (ii) authorize such conversion and settlement of the Series A Preferred Stock in accordance with NASDAQ Stock Market Rule 5635. If we fail to obtain such stockholders approvals by the approval deadline, June 1, 2012, we will (i) continue to seek to obtain such approvals at each subsequent annual meeting of our stockholders and (ii) hold at least one special meeting of our stockholders in each calendar year, beginning with the 2012 calendar year, at which we will seek to obtain such approvals, in each case, until such approvals have been obtained. We refer to the stockholder approvals provided above collectively as the “stockholder approvals,” and the date on which we obtain such approvals as the “approval date.”

If we do not obtain the stockholder approval of either of Proposal No. 1 and Proposal No. 2, we will be required to satisfy our conversion obligation of the Notes solely in cash. If we do not obtain the stockholder approvals of either Proposal No. 1 or Proposal No. 2 prior to June 1, 2012, the Series A Preferred Stock will not convert into shares of our common stock until we receive such stockholder approvals and will accumulate cumulative cash dividends at a rate of up to 16% per annum for so long as such shares remain outstanding. The Series A Preferred Stock will convert into shares of our common stock if we receive the stockholder approvals. The transactions related to the Warrants will have a dilutive effect on our common stock if the market value of our common stock issuable upon exercise of the Warrants exceeds the applicable strike price of the Warrants and we have received the stockholder approvals. However, subject to certain conditions, we may elect to settle the Warrants in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of August 8, 2011 (or such other date as provided below) based on information available to us and filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other named executive officer and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 39,894,251 shares of our common stock outstanding as of August 8, 2011.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (%)
Principal Stockholders
Wellington Management Company, LLP(3)	5,301,498	13.29
75 State Street Boston, MA 20109
Lord, Abbett & Co. LLC(4)	4,775,449	11.97
90 Hudson Street Jersey City, NJ 07302
Capital Research Global Investors(5)	4,301,822	10.78
333 South Hope Street Los Angeles, CA 90071
FMR LLC(6)	2,647,117	6.64
82 Devonshire Street Boston, MA 20109
BlackRock, Inc.(7)	2,246,192	5.63
40 East 52nd Street New York, NY 10022
Vanguard Specialized Funds(8)	2,130,103	5.34
100 Vanguard Blvd. Malvern, PA 19355
Directors and Executive Officers
Alexis V. Lukianov(9)	1,330,698	3.23
Jack R. Blair(10)	108,490	*
Peter C. Farrell, Ph.D. AM(11)	88,000	*
Lesley H. Howe(12)	55,000	*
Robert J. Hunt(13)	78,000	*
Peter M. Leddy (14)	—	*
Eileen M. More(15)	69,000	*
Richard W. Treharne, Ph.D.(16)	42,500	*
Keith C. Valentine(17)	621,633	1.53
Michael J. Lambert(18)	16,889	*
Patrick Miles(19)	380,645	*
Jason M. Hannon(20)	265,232	*
All Directors and Executive Officers as a group (15 persons)(21)	3,403,317	7.89

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from August 8, 2011 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)

Based solely upon Amendment No. 1 to a Schedule 13G filed on February 14, 2011 by Wellington Management Company, LLP (“WMC”), containing information as of December 31, 2010. WMC in its capacity as investment adviser may be deemed to beneficially own 5,301,498 shares, which are held of record by clients of WMC. With respect to those shares, WMC has shared voting power over 2,872,415 shares, and shared dispositive power over 5,301,498 shares.

(4)	Based solely upon a Schedule 13G filed on June 10, 2011 by Lord, Abbett & Co. LLC containing information as of May 31, 2011.

(5)	Based solely upon Amendment No. 1 to a Schedule 13G filed on February 10, 2011 by Capital Research Global Investors containing information as of January 31, 2011.

(6)

Based solely upon Amendment No. 6 to a Schedule 13G jointly filed on January 10, 2011 by FMR LLC and Edward C. Johnson III (the “FMR Reporting Persons”) containing information as of December 31, 2010. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 2,647,060 shares as a result of acting as investment adviser to various investment companies. Each of the FMR Reporting Persons, through its control of Fidelity, has sole power to dispose of the 2,647,060 shares, but neither FMR Reporting Person has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds; such power resides with the individual funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 57 shares (the “Pyramis Shares”) and the FMR Reporting Persons through their control of Pyramis each have sole dispositive power over the Pyramis Shares.

(7)	Based solely upon Amendment No. 1 to a Schedule 13G filed on February 7, 2011 by BlackRock, Inc. containing information as of December 31, 2010.

(8)	Based solely upon Amendment No. 1 to a Schedule 13G filed on February 28, 2011 by Vanguard Specialized Funds — Vanguard Healthcare Fund containing information as of December 31, 2010.

(9)	Includes 1,299,717 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011.

(10)

Includes 55,000 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011. Excludes 278 shares subject to restricted stock units vested within 60 days of August 8, 2011, of which the issuance has been deferred for three years after the date of grant.

(11)

Includes 88,000 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011. Excludes 278 shares subject to restricted stock units vested within 60 days of August 8, 2011, of which the issuance has been deferred for three years after the date of grant.

(12)

Includes 52,000 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011. Excludes 278 shares subject to restricted stock units vested within 60 days of August 8, 2011, of which the issuance has been deferred for three years after the date of grant.

(13)

Includes 46,000 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011. Excludes 278 shares subject to restricted stock units vested within 60 days of August 8, 2011, of which the issuance has been deferred for three years after the date of grant.

(14)	Excludes 5,000 shares subject to restricted stock units vested within 60 days of August 8, 2011, of which the issuance has been deferred for four years after the date of grant.

(15)

Includes 62,000 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011. Excludes 278 shares subject to restricted stock units vested within 60 days of August 8, 2011, of which the issuance has been deferred for three years after the date of grant.

(16)

Includes 38,500 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011. Excludes 278 shares subject to restricted stock units vested within 60 days of August 8, 2011, of which the issuance has been deferred for three years after the date of grant.

(17)	Includes 620,084 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011.

(18)	Includes 9,168 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011.

(19)	Includes 376,866 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011.

(20)	Includes 262,527 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011.

(21)	Includes 3,240,710 shares subject to options currently exercisable or exercisable within 60 days of August 8, 2011.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Our Restated Bylaws (the “Bylaws”) state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. Our Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to our Secretary at our principal executive office not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year’s annual meeting of stockholders. However, our Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board for the annual meeting of stockholders to be held in 2012 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA 92121, on or before December 9, 2011; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2012 more than 30 days before or after the one-year anniversary date of the Company’s last annual meeting of stockholders, which was held on May 25, 2011, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

FROM 70,000,000 SHARES TO 120,000,000 SHARES

We are currently authorized to issue two classes of stock, denominated common stock and preferred stock, consisting of 70,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Of the 5,000,000 shares of preferred stock, 477,654 shares have been designated Series A Preferred Stock pursuant to the Certificate of Designations. Our board of directors (the “Board”) unanimously approved, and recommends that our stockholders approve, an amendment to Article IV(A) of our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 70,000,000 to 120,000,000. The proposed amendment to our Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

Shares that have already been issued are referred to as “issued” or “issued and outstanding.” The difference between the total number of authorized shares and the number of issued shares is the number of shares that we may issue in the future without amending our Restated Certificate of Incorporation. Delaware law and the rules and regulations of the NASDAQ may require stockholder approval of issuances under certain circumstances.

The following represents approximate share information pertaining to our common stock as of August 12, 2011:

•	39,894,251 shares were issued and outstanding;

•	13,453,390 shares are reserved for issuance upon conversion of the Remaining 2008 Notes and exercise of the 2008 Warrants (each described immediately below);

•

8,135,666 shares are reserved for issuance pursuant to issued and outstanding options and restricted stock units granted pursuant to our 1998 Stock Option/Stock Issuance Plan and our 2004 Equity Incentive Plan;

•	189,156 shares are available for issuance pursuant to our 2004 Equity Incentive Plan; and

•	1,606,413 shares are available for issuance pursuant to our 2004 Employee Stock Purchase Plan.

In addition, we issued $230 million principal amount of 2.25% Senior Convertible Notes due 2013 in March 2008 (the “2008 Notes”). As of August 12, 2011, we repurchased, in privately negotiated transactions, an aggregate of approximately $119 million of the 2008 Notes leaving approximately $111.3 million in principal amount of the 2008 Notes outstanding (the “Remaining 2008 Notes”). The Remaining 2008 Notes are convertible into shares of our common stock, based on an initial conversion rate, subject to adjustment, of 22.3515 shares per $1,000 principal amount of the 2008 Notes (which represents an initial conversion price of approximately $44.74 per share). The maximum amount of shares that the Remaining 2008 Notes are convertible into, taking into consideration adjustments to the conversion rate, is approximately 3.2 million shares. Pursuant to the issuance of the 2008 Notes, we entered into convertible note hedge transactions (the “2008 Hedge”) entitling us to purchase up to 5.1 million shares of our common stock at an initial stock price of $44.74 per share, which is subject to adjustment. Upon conversion of our 2008 Notes, the 2008 Hedge is expected to reduce the equity dilution if the daily volume-weighted average price per share of our common stock exceeds the strike price of the 2008 Hedge. We also entered into warrant transactions with the counterparties of the 2008 Hedge entitling them to acquire up to 5.1 million shares of our common stock, subject to adjustment, at an initial strike price of $49.13 per share, subject to adjustment (the “2008 Warrants). The maximum amount of shares that can be issued upon exercise and settlement of the 2008 Warrants, taking into consideration adjustments to the Warrants, is approximately 10.3 million shares of our common stock.

Therefore, as of August 12, 2011, the total number of shares of our common stock outstanding on a fully diluted basis (taking into consideration all shares issued and available pursuant to our 1998 Stock Option/Stock Issuance Plan and the 2004 Equity Incentive Plan, shares potentially issuable upon conversion of the Remaining 2008 Notes and upon exercise of the 2008 Warrants) is approximately 63,278,876.

Accordingly, as of August 12, 2011, the total number of shares of common stock that were authorized, but not outstanding or reserved for issuance was 6,721,124.

Purpose and Effect of the Proposed Amendment

Currently we do not have a sufficient number of shares of our common stock authorized for issuance to cover the conversion and settlement of all shares, including the potential conversion and settlement of the Notes and Series A Preferred Stock into shares of our common stock issuable upon exercise of the Warrants. The initial conversion rate of the Notes is 23.7344 shares of our common stock per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $42.13 per share resulting in a potential issuance of approximately 9,553,081 shares of our common stock. However, pursuant to the conversion terms of the Notes, the conversion price is subject to further adjustment, including adjustments that may result in a minimum conversion price of approximately $32.41 per share resulting in an issuance of approximately 12,419,006 shares of our common stock. These adjustments to the conversion rate of the Notes could occur based on our undertaking of specific events whereby the holders of the Notes do not have the right to participate, including, but not limited to, certain issuances of stock dividends on our common stock, the distribution to all or substantially all holders of our common stock of certain rights or warrants, capital stock (including the stock of a subsidiary), indebtedness or assets, cash dividends, subdivisions or combinations of our common stock and certain payments in respect of a tender or exchange offer for our common stock. Initially, the Warrants are exercisable into 477,654 shares of our Series A Preferred Stock, subject to customary anti-dilution adjustments, at an exercise price of $988.51 per share. Each share of Series A Preferred Stock will initially be subject to conversion into 20 shares of our common stock for an approximate potential issuance of up to 9,553,081 shares of our common stock at an initial effective conversion price of $49.43 per share. However, the conversion rate and the effective conversion price are subject to potential further adjustment, the most significant of which would only take effect if the underlying shares lose the ability to be freely traded on the market. This would occur if shares of our common stock become restricted, which generally only results from us ceasing to be listed on a securities exchange or us otherwise losing the ability to register shares of our common stock for resale or trading. Accordingly, taking potential adjustments into consideration (including adjustments based on the issuance of the underlying shares being restricted securities), the Warrants may be exercisable for up to approximately 19.l million shares of our common stock. Accordingly, the principal purpose of this proposal is to authorize additional shares of common stock to allow for the potential conversion and/or exercise of the Notes and Warrants.

In addition, we are seeking approval to increase the number of authorized shares of our common stock to provide us with flexibility to meet future business and financial needs. We believe that it is advantageous for us to have the ability to act promptly with respect to potential opportunities and that the proposed increase in the number of authorized shares of common stock is desirable in order to have the additional shares available, as needed, to provide for possible future stock splits, financing transactions, strategic transactions, potential acquisitions or other general corporate purposes that are determined by the Board to be in our best interests. Having such additional authorized shares available for issuance in the future would give us greater flexibility and would enable us to issue shares of common stock or other securities exercisable, exchangeable or convertible into common stock, without the expense and delay of a stockholders’ meeting, except as may be required by applicable law or regulations. The Board will determine the terms of any issuance of the additional shares of common stock.

At present, we have no definitive plans, understandings, agreements or arrangements to issue additional shares of common stock for any purpose, other than potentially pursuant to the conversion and settlement of all Notes and Series A Preferred Stock issuable upon exercise of the Warrants into shares of our common stock, our outstanding equity incentive plans and issuances based upon the achievement of milestone obligations related to our acquisitions of capital stock of Progentix Orthobiology, B.V. and Cervitech, Inc.; however, we believe that the adoption of this proposal providing for an additional increase in the number of authorized shares of common stock will enable us to promptly and appropriately respond to business opportunities and to raise additional equity or debt capital. Given the current number of shares currently available for issuance, we may not be able to effect these business opportunities without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may become necessary could eliminate the opportunity to effect the action or reduce the expected benefits. Moreover, as further described in “Potential Consequences if Proposal No. 1 is Not Approved”, there are potentially adverse consequences to us should we be unable to satisfy the conversion obligations of our Notes solely with cash and not shares of our common stock.

The additional shares of common stock proposed to be authorized, together with existing authorized and unissued shares of common stock, generally will be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law or by the rules of the NASDAQ or of any stock exchange on which our securities may be listed. Although the Board has no current plans to do so, shares of common stock could be issued in various transactions that would make a change in control of the company more difficult or costly and, therefore, less likely. The proposed amendment is not the result of any specific effort to obtain control of the company by a tender offer, proxy contest or otherwise, and we have no present intention to use the increased shares of authorized common stock for anti-takeover purposes.

Potential Consequences if Proposal No. 1 is Not Approved

The conversion of all of the Notes and conversion of shares of the Series A Preferred Stock issuable upon settlement of the Warrants is subject to stockholder approval of Proposal No. 1 and Proposal No. 2. If Proposal No. 1 is not approved by stockholders:

•	the Notes will not be convertible into shares of our common stock, and we will be required to satisfy our conversion obligation under the Notes solely in cash;

•

a gain (or loss) will be reported in our consolidated statement of income to the extent the valuation of the conversion option of the Notes or the Call Option Confirmations changes from the previous period for each financial statement period after issuance of the Notes or the Call Option Confirmations, as applicable; and

•

the Series A Preferred Stock issuable upon settlement of the Warrants will not convert into shares of our common stock and will (i) accumulate cumulative cash dividends at a rate of up to 16% per annum for so long as such shares remain outstanding, and (ii) include those rights and preferences as set forth in the Certificate of Designations, each as described under “The Transactions — Call Option and Warrants” and further described in Proposal No. 2.

In addition, the Series A Preferred Stock issuable upon settlement of the Warrants will not convert into shares of our common stock until we receive stockholder approval of Proposal No. 1 and Proposal No. 2. If stockholder approval of Proposal No. 1 or Proposal No. 2 is delayed until after June 1, 2012, in addition to the common stock issuable upon conversion of each share of Series A Preferred Stock at the conversion rate, on the conversion date, we will pay to the holders to whom we deliver the shares of our common stock due upon conversion cash dividends in an amount equal to all accumulated and unpaid dividends on such share of Series A Preferred Stock, whether or not declared prior to such conversion date, for the then-current dividend period (or portion thereof) ending on such conversion date and all prior dividend periods, if any (other than previously declared dividends on such share of Series A Preferred Stock that were paid to the holder of record of such share of Series A Preferred Stock as of a prior date) to the extent we are lawfully permitted to pay such dividends under Delaware law.

If we receive stockholder approval, we will satisfy our conversion obligation by paying or delivering cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

Vote Required to Approve Proposal No. 1 and Board of Directors’ Recommendation

Under our Restated Certificate of Incorporation and our Bylaws, approval of the proposed amendment to our Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Special Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AN AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 70,000,000 SHARES TO 120,000,000 SHARES.

PROPOSAL 2

APPROVAL OF, PURSUANT TO NASDAQ MARKETPLACE RULE 5635, THE ISSUANCE OF OUR COMMON STOCK UPON THE CONVERSION OF OUR SERIES A PARTICIPATING PREFERRED STOCK. THE SERIES A PARTICIPATING PREFERRED STOCK WOULD BE ISSUED UPON THE POTENTIAL EXERCISE OF WARRANTS ISSUED BY US IN CONNECTION WITH OUR RECENT SALE OF 2.75% CONVERTIBLE SENIOR NOTES DUE 2017

Background

In connection with our issuance of the Notes, we entered into warrant transactions with each Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman, Sachs & Co. whereby we sold to them Warrants to purchase, subject to customary anti-dilution adjustments, shares of our Series A Preferred Stock, subject to adjustment described under “The Transaction — Call Option and Warrants.”

Initially, the Warrants are exercisable into 477,654 shares of our Series A Preferred Stock, subject to customary anti-dilution adjustments, at an exercise price of $988.51 per share. Each share of Series A Preferred Stock will initially be subject to conversion into 20 shares of our common stock for an issuance of up to approximately 9,553,081 shares of our common stock at an initial effective conversion price of $49.43 per share. However, the conversion rate and the effective conversion price are subject to potential further adjustment, the most significant of which would only take effect if the underlying shares lose the ability to be freely traded on the market. This would occur if shares of our common stock become restricted, which generally only results from us ceasing to be listed on a securities exchange or us otherwise losing the ability to register shares of our common stock for resale or trading. Accordingly, taking potential adjustments into consideration (including adjustments based on the issuance of the underlying shares being restricted securities), the Warrants may be exercisable for up to approximately 19.l million shares of our common stock at an effective conversion price less than the market value per share of our common stock on the date the Warrants were issued.

Reasons for Proposal No. 2

Our common stock is listed on NASDAQ and we are subject to the NASDAQ rules and regulations. NASDAQ Marketplace Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of our common stock or 20% or more of our voting power outstanding before the issuance for less than the greater of book or market value of the stock. Because the issuance by us of an aggregate of up to approximately 19.1 million shares of our common stock upon the conversion and settlement of the Series A Preferred Stock issuable upon settlement of the Warrants may result in the issuance of shares of our common stock equal to or greater than 20% of the shares of our common stock outstanding prior to the issuance at a price that is less than the market value of the shares, we are seeking stockholder approval pursuant to NASDAQ Marketplace Rule 5635.

Potential Consequences if Proposal No. 2 is Not Approved

The conversion of all of the Notes and conversion of shares of the Series A Preferred Stock issuable upon settlement of the Warrants is subject to stockholder approval of Proposal No. 1 and Proposal No. 2. If Proposal No. 2 is not approved by stockholders:

•

the Series A Preferred Stock issuable upon settlement of the Warrants will not convert into shares of our common stock and will accumulate cumulative cash dividends at a rate of up to 16% per annum for so long as such shares remain outstanding, as described under “The Transactions — Call Option and Warrants;”

•

after June 1, 2012, in addition to the common stock issuable upon conversion of each share of Series A Preferred Stock at the then-applicable conversion rate, on the conversion date, we will pay to the holders to whom we deliver the shares of our common stock due upon conversion cash dividends in an amount equal to all accumulated and unpaid dividends on such share of Series A Preferred Stock, whether or not declared prior to such conversion date, for the then-current dividend period (or portion thereof) ending on such conversion date and all prior dividend periods, if any (other than previously declared dividends on such share of Series A Preferred Stock that were paid to the holder of record of such share of Series A Preferred Stock as of a prior date) to the extent we are lawfully permitted to pay such dividends under Delaware law;

•	the consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock then outstanding and entitled to vote thereon would be necessary for effecting or validating:

•

any amendment, alteration or repeal of any provision of our Restated Certificate of Incorporation so as to increase the number of authorized shares of Series A Preferred Stock or materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of us with another corporation or other entity, subject to certain exceptions;

•

the consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding would be necessary for effecting a publicly announced tender offer by us of shares of common stock; provided, however, that such consent would not be required if we grant holders of Series A Preferred Stock the right to participate, based on the number of shares of common stock into which such Series A Preferred Stock is convertible, in such tender offer on the same terms and conditions as holders of common stock;

•

if we have failed to pay dividends payable on the shares of Series A Preferred Stock for an aggregate of six quarterly dividend periods or more, whether or not consecutive, then the authorized number of directors on our Board would automatically be increased by two and the holders of the Series A Preferred Stock would have the right to elect two directors to fill such newly created directorships at our next annual meeting of stockholders and at each subsequent annual meeting of our stockholders until all accumulated and unpaid dividends for all prior dividend periods (including, if applicable, dividends on such dividends) have been paid in full on the Series A Preferred Stock; and

•

the Notes will not be convertible into shares of our common stock, and we will be required to satisfy our conversion obligation under the Notes solely in cash and a gain (or loss) will be reported in our consolidated statement of income to the extent the valuation of the conversion option of the Notes or the Call Option Confirmations changes from the previous period for each financial statement period after issuance of the Notes or the Call Option Confirmations, as applicable.

In addition, if we fail to obtain stockholder approval of Proposal No. 2 prior to June 1, 2012, we intend to (i) continue to seek to obtain stockholder approval at each subsequent annual meeting of our stockholders and (ii) hold at least one special meeting of our stockholders in each calendar year, beginning with the 2012 calendar year, at which we will seek to obtain such approval, in each case, until such approval has been obtained, and we will incur the costs associated therewith.

Vote Required to Approve Proposal No. 2 and Board of Directors’ Recommendation

Under our Restated Certificate of Incorporation, our Bylaws and the rules and regulations of the NASDAQ, approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the total votes cast on the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, PURSUANT TO NASDAQ MARKETPLACE RULE 5635, THE ISSUANCE OF OUR COMMON STOCK UPON THE CONVERSION OF OUR SERIES A PARTICIPATING PREFERRED STOCK. THE SERIES A PARTICIPATING PREFERRED STOCK WOULD BE ISSUED UPON THE POTENTIAL EXERCISE OF WARRANTS ISSUED BY US IN CONNECTION WITH OUR RECENT SALE OF 2.75% CONVERTIBLE SENIOR NOTES DUE 2017.

PROPOSAL NO. 3

APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE ABOVE PROPOSALS

Proposal

If at the Special Meeting, the number of shares of the common stock present or represented and voting in favor of Proposal No. 1 or Proposal No. 2 is insufficient to approve the proposals, our management may move to adjourn the Special Meeting in order to enable our Board to continue to solicit additional proxies in favor of Proposal No. 1 or Proposal No. 2. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not on any other proposals.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal No. 1 or Proposal No. 2, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the other proposals have been received, we could adjourn, postpone or continue the Special Meeting without a vote on the other proposals and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the proposals.

Vote Required to Approve Proposal No. 3 and Board of Directors’ Recommendation

Approval of any adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 or Proposal No. 2 requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Special Meeting. No proxy that is specifically marked “AGAINST” Proposals No. 1 or Proposal No. 2 will be voted in favor of the adjournment, unless it is specifically marked “FOR” the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with proxy materials previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any of these SEC filings at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

DOCUMENTS INCORPORATED BY REFERENCE

As permitted by Item 13(b) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are “incorporating by reference” into this proxy statement specific documents that we filed with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this proxy statement. Information that we file subsequently with the SEC will automatically update and supersede this information.

We incorporate by reference into this proxy statement the following documents filed with the SEC (Commission File No. 000-50744), and any future documents that we file with the SEC prior to our special meeting, excluding any reports or portions thereof that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011;

•

Our Current Reports on Form 8-K filed on March 9, 2011 (file no. 000-50744-11675435), May 31, 2011 (file no. 000-50744-11879456), June 29, 2011 (file no. 000-50744-11937102), June 29, 2011 (file no. 005-79899-11973855) and July 28, 2011 (file no. 000-50744-11994216);

•

The description of our common stock contained in the Registration Statement on Form 8-A (No. 000-50744) filed with the Commission on May 5, 2004, pursuant to Section 12 of the Exchange Act of 1934 (the “Exchange Act”), and in any report filed for the purpose of amending such description; and

•

Our Definitive Proxy Statement on Schedule 14A filed on April 4, 2011 in connection with our 2011 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K.

This proxy statement or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed in this proxy statement. The descriptions of these agreements contained in this proxy statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this proxy statement.

We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number:

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, California 92121

Attn: Chief Financial Officer

(858) 909-1800

Appendix A

CERTIFICATE OF AMENDMENT

TO THE RESTATED

CERTIFICATE OF INCORPORATION

OF

NUVASIVE, INC.

NuVasive, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

1.  The Corporation hereby amends Article IV, Section A of its Restated Certificate of Incorporation (the “Certificate of Incorporation”) and restates in its entirety to read as follows:

“(A)  Authorized Number and Classes of Stock.    This Corporation is authorized to issue two classes of stock, denominated Common stock and Preferred stock. The Common Stock shall have a par value of $.001 per share and the Preferred Stock shall have a par value of $.001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred twenty million (120,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000).”

2.  That the foregoing amendment of the Certificate of Incorporation has been duly approved by the Board of Directors of the Company in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

3.  That the foregoing amendment of the Certificate of Incorporation has been duly approved by the stockholders of the Company in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.  That the aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

*****

IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its Chief Executive Officer on this      day of                     , 2011.

NuVasive, Inc.

Alexis V. Lukianov,
Chief Executive Officer

A-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

NUVASIVE, INC. ATTN:CORPORATE SECRETARY 7475 LUSK BLVD. SAN DIEGO, CA 92121

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.	For	Against	Abstain

1 To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 70,000,000 shares to 120,000,000 shares.	0	0	0

2 To approve, pursuant to NASDAQ Marketplace Rule 5635, the issuance of our common stock upon the conversion of our Series A participating preferred stock. The Series A participating preferred stock would be issued upon the potential exercise of warrants issued by us in connection with our recent sale of 2.75% Convertible Senior Notes due 2017.	0	0	0

3 To approve any adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the above proposals.	0	0	0

4 To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	0	0	0

NOTE: The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS NUMBERS 1, 3 and 4. This proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying proxy statement. As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting of Stockholders and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

NUVASIVE, INC. Special Meeting of Stockholders September 28, 2011 8:00 AM PDT This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alexis V. Lukianov and Jason M. Hannon or any one of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of NuVasive, Inc. (the "Company") to be held on September 28, 2011 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

R1.0.0.11699

0000112021_2

Continued and to be signed on reverse side